SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 6, 2004

                    ----------------------------------------


To the Stockholders of
WINDSWEPT ENVIRONMENTAL GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Windswept Environmental Group, Inc. will be held at the offices of Spotless Plastics (USA) Inc., 150 Motor Parkway, Suite 413, Hauppauge, New York 11788 on Monday, December 6, 2004, commencing at 3:00 p.m. (local time), or at any adjournment or postponement thereof, for the following purposes:

         1.       To elect eight directors to our board of directors; and

         2. To consider and act upon such other business as may properly come before the annual meeting or any adjournment thereof.

         These matters are more fully described in the proxy statement accompanying this notice to which your attention is directed.

         Only our stockholders of record at the close of business on November 5, 2004 will be entitled to vote at the annual meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy at your earliest convenience in order that your shares may be voted for you as specified.


                                      By Order of the Board of Directors,


                                      Michael O'Reilly
                                      President and Chief Executive Officer


November 10, 2004
Bay Shore, New York


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

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                             100 Sweeneydale Avenue
                            Bay Shore, New York 11706

                    ----------------------------------------

                                 PROXY STATEMENT

                    ----------------------------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                                December 6, 2004



         The 2004 annual meeting of our stockholders will be held on Monday, December 6, 2004 at the offices of Spotless Plastics (USA) Inc., located at 150 Motor Parkway, Suite 413, Hauppauge, New York 11788, commencing at 3:00 p.m. (local time), and any adjournments and postponements thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF OUR BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING, AND AT ANY ADJOURNMENTS AND POSTPONEMENTS OF THE ANNUAL MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is November 10, 2004.

         If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing an enclosed proxy may revoke it prior to its exercise either by letter directed to us or in person at the annual meeting.

         When you sign the proxy card, you appoint either Michael O'Reilly and Charles L. Kelly, Jr., or either of them, as your representative at the meeting. Mr. O'Reilly or Mr. Kelly will vote your proxy as you have instructed them on the proxy card. If you submit a proxy card but do not specify how you would like it to be voted, Mr. O'Reilly or Mr. Kelly will vote your proxy for re-election of the board of directors of all nominees listed below under "Election of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. O'Reilly or Mr. Kelly will vote your proxy on such matters in accordance with their judgment.

         Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to Windswept Environmental Group, Inc., a Delaware corporation, and, unless the context indicates otherwise, our subsidiaries on a consolidated basis.

VOTING RIGHTS

         Only stockholders of record at the close of business on November 5, 2004 (the "Record Date") will be entitled to vote at the annual meeting or any adjournment thereof. We currently have outstanding two classes of voting capital stock, namely, shares of common stock, par value $.0001 per share, and Series A convertible preferred stock, par value $.01 per share. As of the Record Date, there were 77,936,358 shares of our common stock and 1,300,000 shares of our Series A preferred stock issued and outstanding. Shares of Series A preferred stock are convertible, on a share-for-share basis, into shares of our common stock. Holders of our common stock are entitled to one vote on all matters presented to stockholders for each share registered in their respective names. Holders of our Series A preferred stock, voting together with the holders of our common stock (except as otherwise set forth herein), are entitled to one vote on all matters presented to stockholders for each share of our common stock issuable upon conversion of each share of Series A preferred stock, registered in their respective names. Cumulative voting is not permitted.

         Directors are elected by a plurality of the votes entitled to be cast in person or by proxy and actually cast at the annual meeting with respect to Proposal Number 1.

         For purposes of determining whether proposals have received a majority of votes cast, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, the effect of abstentions and broker non-votes will have no effect on the vote on Proposal Number 1. However, abstentions will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.


                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         There are eight nominees for election as directors. Each nominee shall, upon being elected, hold office until the next annual meeting of stockholders to be held in 2005, or until his successor has been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed from office. Each nominee named below is currently a director of our company.

         Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the eight nominees named below, unless any nominee shall be unavailable for election, in which case such shares will be voted for a substitute nominee designated by our board. Our board has no reason to believe that any nominee will be unavailable or, if elected, will decline to serve.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS.

Director-Nominees

         The names of our director-nominees, their ages as of the Record Date, and certain other information about them, are set forth below:

NAME                     AGE   POSITIONS AND OFFICES
----                     ---   ---------------------
Michael O'Reilly         54    Director, President and Chief Executive Officer
Charles L. Kelly, Jr.    45    Director and Chief Financial Officer
Peter A. Wilson          60    Chairman of the Board of Directors
Brian S. Blythe          65    Director
John J. Bongiorno        64    Director
Ronald B. Evans          65    Director
Anthony P. Towell        73    Director
Dr. Kevin Phillips       56    Director

PRINCIPAL OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following is a brief summary of the business experience and background of our directors and executive officers based upon information provided to us by such persons.

         MICHAEL O'REILLY has served as our President and Chief Executive Officer and a director since 1996, and has been President of our Trade-Winds Environmental Restoration, Inc. subsidiary since 1993. From 1996 to 1999, he was also the Chairman of our board of directors. Prior to joining us, Mr. O'Reilly was Vice President and Chief Operating Officer of North Shore Environmental Solutions, Inc., an environmental remediation firm which provided a wide array of services, including asbestos, hazardous materials and lead removal.

         CHARLES L. KELLY, JR. has served as a director since October 1999 and as our Chief Financial Officer since April 2000. Since 1995, Mr. Kelly has been a Senior Vice President of Operations of Spotless Enterprises, Inc. Prior to that, Mr. Kelly held senior financial positions at Luitpold Pharmaceuticals, Inc. and IMC Magnetics Corp. and was a senior audit manager at PricewaterhouseCoopers, LLP.

         PETER A. WILSON has served as chairman of our board of directors since October 1999. Mr. Wilson is Managing Director of Spotless Group Limited, an Australian company which indirectly owns Spotless Plastics (USA), Inc. and Spotless Enterprises, Inc. Mr. Wilson has held various senior executive positions within Spotless Group Limited since 1975 and has been a member of Spotless Group Limited's board of directors since 1984.

         BRIAN S. BLYTHE has served as a director since October 1999. Mr. Blythe is Chairman of Spotless Group Limited and has served as a director of Spotless Group Limited since July 1999. Between 1972 and 1992, Mr. Blythe has held numerous executive positions with Spotless Group Limited, including managing director of Spotless Group Limited and Managing Director of its Spotless Services Limited subsidiary. Mr. Blythe is also the chairman of the board of directors of Taylor's Group Limited, a New Zealand company, and was a member of the Police Board of Victoria, Australia between 1993 and 1998.

         JOHN J. BONGIORNO has served as a director since March 2001. Mr. Bongiorno has served as the Director of Finance of Spotless Group Limited since 1986. Mr. Bongiorno is also a director of Spotless Group Limited, Taylor's Group Limited and is chairman of the board of directors of National Can Industries Limited, an Australian corporation.

         RONALD B. EVANS has served as a director since October 1999. Since 1978, Mr. Evans is a non-Executive Director of Spotless Group Limited. Between 1969 and 1999, Mr. Evans has held numerous executive positions at Spotless Group Limited. Since 1998, he has been the Chairman of the Australian Football League. Mr. Evans is also a director of Taylor's Group Limited and is a director of Health Scope Limited, an Australian company.

         ANTHONY P. TOWELL has served as a director since November 1996. Prior to December 2000, he was a Vice President, Co-Chairman, and a director of Worksafe Industries, Inc., a manufacturing company that specialized in industrial safety. He had held executive positions during a 25-year career with the Royal Dutch Shell Group.

         DR. KEVIN PHILLIPS, PH. D. has served as a director since March 1998. Over the past five years, Dr. Phillips has been a partner, principal and director of FPM Group Ltd., formerly known as Fanning,

Phillips & Molnar, an engineering firm located on Long Island, New York.
Dr. Phillips has a B.A. in Civil Engineering from the City University of New York, an M.S. Degree in Civil Engineering from the Massachusetts Institute of Technology and a Ph.D. in Environmental Engineering from the Polytechnic Institute of New York. He is a licensed professional engineer in eight states, including New York, Pennsylvania, New Jersey and Connecticut, with over 20 years experience in geohydrology and environmental engineering.

         JOSEPH MURPHY, age 46, has served as our Secretary since December 2003 and as our Vice President of Finance and Administration since April 2000. Since December 2001, Mr. Murphy has also been the Vice President of Finance and Administration of Spotless Plastics (USA), Inc. From 1998 to 2000, Mr. Murphy held senior financial positions, including Chief Financial Officer at Staff Builders, Inc. From 1987 to 1997, Mr. Murphy held several senior financial positions including Chief Financial Officer at Colorado Prime Corporation. From 1980 to 1985, Mr. Murphy worked as an auditor for Deloitte & Touche, LLP.

DIRECTORS' COMPENSATION

         Each of our non-employee directors, that is, our directors who are not employees of our company or of any of our parent, affiliate or subsidiary companies, receive $5,000 annually for service on our board of directors. All other directors receive no cash compensation for their services as directors. Additionally, each member of the audit committee receives $300 a month for their services on the audit committee and the chairman of the audit committee receives $500 a month for his services as chairman of the audit committee. All of our directors are reimbursed for expenses actually incurred in connection with attending meetings of our board of directors.

         In December 2003, as compensation for service on our board of directors during our fiscal year ended July 1, 2003, each of our non-employee directors serving on the audit committee was granted options with terms of five years to purchase 100,000 shares of our common stock under our 2001 Equity Incentive Plan, at an exercise price equal to $.08 per share, the fair market value at the date of grant.

BOARD MEETINGS AND COMMITTEES

         During our fiscal year ended June 29, 2004, our board of directors met or acted by written consent five times. All of our current directors attended not less than 75% of such meetings (or executed written consents) of the board of directors and committees on which such director served, except for Brian S. Blythe and Ronald B. Evans, each of whom attended three of five such meetings held during our fiscal year ended June 29, 2004.

         The audit committee of our board of directors is currently comprised of Anthony P. Towell and Kevin Phillips, each of whom does not have any relationship with us that may interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that Anthony P. Towell is an "audit committee financial expert" as defined under Item 401(e) of Regulation S-K of the Securities Exchange Act of 1934, and (2) our audit committee members are "independent directors," as defined by the Nasdaq Marketplace Rule 4200(a)(14) and the Sarbanes-Oxley Act of 2002.

         The audit committee, which met or acted by written consent five times during our fiscal year ended June 29, 2004, operates pursuant to a charter approved by our board of directors. The audit committee charter sets out the responsibilities, authority and duties of the audit committee. The audit committee is responsible for overseeing our management's conduct in the financial reporting process, including reviews of our annual, quarterly and other financial reports and our systems of internal accounting, bookkeeping, and financial controls. The audit committee is responsible for reviewing and pre-approving any non-audit services or non-audit fees and special engagements to be performed by our independent auditors and considering the effect of such performance on the auditors' independence. The audit committee is also responsible for engaging and dismissing our independent auditors. In discharging its oversight role, the audit committee is empowered to meet and discuss with our management and independent auditors the quality and accuracy of our accounting principles, the completeness and clarity of our financial disclosures and other significant decisions made by management in the preparation of our financial reports.

         The compensation committee, which met three times during our fiscal year ended June 29, 2004, is currently comprised of Kevin Phillips and Anthony
P. Towell. The compensation committee generally reviews and approves executive compensation and administers our existing stock plans, other than our 2001 Equity Incentive Plan, which is administered by our Board.

         Our board of directors has no nominating committee, the functions of which are performed by our board of directors.

                               SECURITY OWNERSHIP

         The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of each class of our voting stock by:

         o each person known by us to beneficially own 5% or more of the outstanding shares of any class of our voting stock, based on filings with the Securities and Exchange Commission and certain other information,
         o each of our executive officers, directors and director nominees, and
         o all of our executive officers, directors and director nominees as a group.


                                                                      Class
                               -------------------------------------------------------------------------------
                                            Common Stock                           Series A Preferred
                               -----------------------------------------    ----------------------------------
                                          Amount and Nature                       Amount and Nature
                                     Of Beneficial Ownership (1)                of Beneficial Ownership (1)
                               ------------------------------------------   ----------------------------------
         Name of                Number of Shares        Percent of          Number of Shares       Percent of
      Beneficial Owner         Beneficially Owned          Class            Beneficially Owned        Class
---------------------------    ------------------------------------------   ----------------------------------
Spotless Group Limited (2)        61,335,107  (3)          78.7%                      -                   -
Michael O'Reilly (4)               8,763,642  (5)          10.1%                      -                   -
Anthony P. Towell        (4)         583,599  (6)              *                      -                   -
Brian S. Blythe          (7)               -  (8)              -                      -                   -
John J. Bongiorno        (7)               -  (9)              -                      -                   -
Ronald B. Evans          (7)               -  (10)             -                      -                   -
Charles L. Kelly, Jr.    (7)               -  (11)             -                      -                   -
Peter A. Wilson          (7)               -  (12)             -                      -                   -
Dr. Kevin Phillips       (13)      1,295,839  (14)          1.6%                650,000               50.0%
Gary Molnar              (13)        885,839  (15)          1.1%                650,000               50.0%
Joseph Murphy            (7)         200,000  (16)             *                      -                   -
All directors and
Executive Officers
as a group
(9 individuals)                   10,843,080  (17)         12.2%                650,000               50.0%
* Less than 1 percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after the Record Date are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) The address of Spotless Group Limited ("Spotless Group") is c/o Spotless Plastics (USA) Inc. ("Spotless"), 150 Motor Parkway, Suite 413, Hauppauge, New York 11788. Spotless Group directly owns 100% of the voting stock of Spotless Plastics Pty. Ltd., a company organized under the laws of Victoria, Australia, which in turn directly owns 100% of the voting stock of Spotless. Spotless directly owns 100% of the voting stock of Windswept Acquisition Corp. ("Acquisition Corp.").

(3) Includes 22,284,683 shares of common stock sold to Acquisition Corp. pursuant to a subscription agreement dated October 29, 1999, 10,495,174 shares of common stock issued upon the November 2001 conversion of 9,346 shares of Series B preferred stock held by Acquisition Corp., 25,304,352 shares of Common Stock issued upon the November 2001 conversion of the outstanding principal of a promissory note and 3,250,898 shares of Common Stock issued upon conversion of the accrued and unpaid interest related to the such promissory note. Spotless Group, Spotless and Acquisition Corp. may be deemed to share the voting and investment power over all of these shares.

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


(4) The address for this person is c/o Windswept Environmental Group, Inc., 100 Sweeneydale Ave., Bay Shore, New York 11706.

(5) Includes 177,333 shares of common stock directly held by Mr. O'Reilly and options under which he may purchase 8,586,309 shares of Common Stock. Does not include 11,000 shares of common stock directly held by JoAnn O'Reilly, the wife of Mr. O'Reilly, as to each of which Mr. O'Reilly disclaims beneficial ownership.

(6) Includes 24,533 shares of common stock directly held by Mr. Towell, 9,066 shares of common stock held jointly by Mr. Towell and his wife, Jacqueline Towell and options under which he may purchase 550,000 shares of common stock.

(7) The address for this person is c/o Spotless Enterprises Inc., 150 Motor Parkway, Suite 413, Hauppauge, New York 11788.

(8) Excludes shares beneficially held by Spotless Group. Mr. Blythe is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Blythe disclaims beneficial ownership of these shares.

(9) Excludes shares beneficially held by Spotless Group. Mr. Bongiorno is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Bongiorno disclaims beneficial ownership of these shares.

(10) Excludes shares beneficially held by Spotless Group. Mr. Evans is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Evans disclaims beneficial ownership of these shares.

(11) Excludes shares held of record by Acquisition Corp. and beneficially held by Spotless. Mr. Kelly is an executive officer of Acquisition Corp. and Spotless and may be deemed to share voting or investment power with respect to these shares. Mr. Kelly disclaims beneficial ownership of these shares.

(12) Excludes shares beneficially held by Spotless Group. Mr. Wilson is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Wilson disclaims beneficial ownership of these shares.

(13) The address for each of Dr. Phillips and Mr. Molnar is c/o FPM Group Ltd., 909 Marconi Avenue, Ronkonkoma, New York 11779.

(14) Includes 245,839 shares of common stock directly held by Dr. Phillips, options under which he may purchase 400,000 shares of common stock and 650,000 shares of Common Stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by Dr. Phillips.

(15) Includes 235,839 shares of common stock directly held by Mr. Molnar, and 650,000 shares of common stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by Mr. Molnar.

(16) Includes options under which Mr. Murphy may purchase 200,000 shares of common stock.

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

(17) Includes 456,771 shares of common stock directly held by members of the group, options under which members of the group may purchase an aggregate of 9,736,309 shares of common stock and 650,000 shares of common stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by a member of the group. Does not include (a) shares of common stock directly held by JoAnn O'Reilly and the options under which JoAnn O'Reilly may purchase shares of common stock, as to each of which Michael O'Reilly disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the cash and other compensation paid during the last three full fiscal years to our Chief Executive Officer and President and our Vice President - Administration and Finance (each, a "Named Executive Officer"). Other than our President and Chief Executive Officer, no individual who served as an executive officer received compensation for services rendered to us at $100,000 or more.

                                               Annual Compensation                               Awards
                                   --------------------------------------------    -------------------------------------
                                   Fiscal                             Other        Restricted   Securities
                                   Year                               Annual         Stock      Underlying    All Other
                                   Ended    Salary ($)   Bonus     Compensation    Awards ($)    Options    Compensation
                                   -----    ----------   -----     ------------    ----------    -------    ------------
Name and Principal Position(s)

Michael O'Reilly, President       6/29/04   $285,000         $- (1)      $-           $-      450,000  (2)  $57,464  (3)
  and Chief Executive Officer      7/1/03   $287,475    $49,073 (1)      $-           $-            -            $-
                                   7/2/02   $292,000   $100,000 (1)      $-           $-      650,000  (4)       $-

Joseph Murphy, Vice President     6/29/04         $-         $-          $-           $-            -            $-
  Finance & Administration         7/1/03         $-         $-          $-           $-            -            $-
                                   7/2/02         $-         $-          $-           $-      100,000  (5)       $-

(1) Mr. O'Reilly, under the terms of an employment agreement, earns a bonus equal to 2.5% of our pretax income. The bonus set forth above with respect to fiscal 2003 was earned by Mr. O'Reilly in fiscal 2002 was not calculable at that time and was paid in fiscal 2003.
(2) On November 10, 2003, Mr. O'Reilly was granted options to purchase 450,000 shares of our common stock at exercise prices of $.22 and $.34 per share. Such options are fully vested. The aggregate value of Mr. O'Reilly's restricted stock holdings as of June 29, 2004 was $0. None of the shares are entitled to dividends.
(3) This compensation consists of the value of in-kind goods and services that we provided to Mr. O'Reilly in connection with our damage mitigation and restoration of a condominium that he beneficially owns and allows us to use for marketing purposes, and the proportionate benefit received by Mr. O'Reilly and his family in connection with their usage of the condominium. We pay the full carrying costs, including mortgage payments, of the premises pursuant to an oral understanding with Mr. O'Reilly.
(4) On September 6, 2001, Mr. O'Reilly was granted an option to purchase 650,000 shares of our common stock at an exercise prices of $.19 per share, the fair market value on the date of the grant. Such option is fully vested. The aggregate value of Mr. O'Reilly's restricted stock holdings as of July 1, 2003 was $21,280. None of the shares are entitled to dividends.
(5) On August 7, 2001, Mr. Murphy was granted an option to purchase 100,000 shares of our common stock at an exercise price of $.17 per share, the fair market value on the date of grant.

                                       11

OPTION/STOCK APPRECIATION RIGHTS ("SAR") GRANTS IN LAST FISCAL YEAR

         The following table sets forth (a) the number of shares underlying options granted to each Named Executive Officer during our fiscal year ended June 29, 2004, (b) the percentage the grant represents of the total number of options granted to all Company employees during our fiscal year ended June 29, 2004, (c) the per share exercise price of each option, (d) the expiration date of each option and (e) the potential realizable value of each grant.

                                       Percent of
                      Number of      total options/
                      Securities     SARs granted
                      underlying     to employees         Exercise
                     Options/SARs     in fiscal             Price         Expiration           5%       10%
     Name              granted           year               ($/Sh)            date            ($)        ($)
--------------------------------------------------------------------     --------------------------------------------------
Michael O'Reilly        450,000         5.24%                 (1)              (2)              -          -
Joseph Murphy                 -             -                   -                -              -          -

  (1) The exercise prices are $0.22 per share with respect to options to purchase 200,000 shares and $0.34 per share with respect to options to purchase 250,000 shares.
  (2) The expiration date of the option for 200,000 shares is December 28, 2007, and the expiration date of the option for 250,000 shares is August 17, 2008.

AGGREGATED OPTIONS/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         Set forth in the table below is information, with respect to each Named Executive Officer, as to the (a) number of shares acquired during our fiscal year ended June 29, 2004 upon each exercise of options granted to such individuals, (b) the aggregate value realized upon each exercise (i.e. the difference between the market value of the shares at exercise and their exercise price), (c) the total number of unexercised options held on June 29, 2004, separately identified between those exercisable and those not exercisable, and
(d) the aggregate value of in-the-money, unexercised options held on June 29, 2004, separately identified between those exercisable and those not exercisable.

                                                                Number of
                                                                securities             Value of
                                                                underlying            Unexercised
                                                                unexercised           in-the-money
                                                              options/SARs            options/SARs
                                                               at June 29,            at June 29,
                                                                  2004 (#)              2004 ($)
                                                            ----------------     --------------------
                       Shares acquired      Value              Exercisable/          Exercisable/
Name                   on exercise (#)    realized ($)        Unexercisable         Unexercisable (1)
------------------------------------------------------------------------------    -------------------
Michael O'Reilly               -              $-              8,586,309/0                $-/$-
Joseph Murphy                  -              $-                200,000/0                $-/$-

(1) The value is calculated based on the aggregate amount of the excess of $.05 (the closing sale price per share for the Common Stock on June 29, 2004) over the relevant exercise price(s).

EMPLOYMENT AGREEMENTS

         On October 29, 1999, we entered into an Amended and Restated Employment Agreement (the "Employment Agreement") with Michael O'Reilly, our President and Chief Executive Officer. The Employment Agreement was for an initial term of five years, which has been automatically extended for an additional year, calls for a base salary of $285,000 per year and a bonus equal to 2.5 percent of our company's pre-tax income (as that term is defined in the Employment Agreement). Upon the termination of Mr. O'Reilly's employment by us (other than termination for cause, death or disability or his resignation without good reason, as defined in the Employment Agreement), Mr. O'Reilly will be entitled to sell, in a single transaction, any or all of shares of Common Stock held by him as of October 29, 1999 and all shares of Common Stock underlying options to purchase shares of our common stock held by him as of October 29, 1999 (collectively the "O'Reilly Shares"), to the extent vested and exercisable, back to us (or pursuant to a letter agreement, dated October 29, 1999, between Michael O'Reilly and Spotless (the "Letter Agreement"), to Spotless to the extent our capital would be impaired by such a purchase) at a mutually agreeable price. If the parties are not able to agree upon a purchase price, then the purchase price will be determined based upon a procedure using the appraised value of our company at the time such obligation to purchase arises. Michael O'Reilly currently holds 177,133 shares of our common stock, and vested options to purchase 8,586,309 shares of our common stock.

         Similarly, pursuant to the Letter Agreement, Michael O'Reilly has the right, upon receipt of notice that Spotless or any of its affiliates has acquired a beneficial ownership of more than 75 percent of the outstanding shares of our common stock (on a fully diluted basis), to require Spotless to purchase, in a single transaction, the O'Reilly Shares. The purchase price applicable to any such purchase shall be at a price mutually agreed upon. If the parties are not able to agree upon a purchase price, then the purchase price will be determined based upon a procedure using the appraised value of our company at the time such obligation to purchase arises. As a result of the conversion of the Note, options to purchase 2,811,575 shares of our company's common stock held by Michael O'Reilly immediately vested.

         Prior to the Spotless Transaction, we had an employment contract with Michael O'Reilly which provided for a base salary of $260,000 plus a bonus of 2% of gross revenues, up to a maximum of 25% of pre-tax profit, payable 50% in cash and 50% in restricted stock, as well as certain other fringe benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee (the "Committee") of our Board of Directors is composed of Anthony P. Towell and Kevin Phillips, each of whom is a non-employee director of in the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

         No member of the Committee was, during our fiscal year ended June 29, 2004 an officer or employee of our company or any of its subsidiaries, or was formerly an officer of our company or any of our subsidiaries, or had any relationship requiring disclosure pursuant to applicable rules and regulations of the Securities and Exchange Commission, except as disclosed in this proxy statement. During our fiscal year ended June 29, 2004, none of our executive officers served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our compensation committee, (ii) a director of another entity, one of whose executive officers served on our compensation committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of our company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Committee determines the cash and other incentive compensation, if any, to be paid to our executive officers and other key employees. In addition, the Committee administers our 1998 Stock Incentive Plan and the 1997 Incentive Plan. The Committee does not administer our 2001 Equity Incentive Plan, which is administered by our Board of Directors.

COMPENSATION PHILOSOPHY

         The Committee has developed and implemented a compensation program that is designed to attract, motivate, reward and retain the broad-based management talent required to achieve our business objectives and increase stockholder value. There are three major components of our compensation program: base salary, short-term incentive compensation, including annual bonuses, and long-term incentive compensation, including stock options. These components are intended to provide management with incentives to aid us in achieving both our short-term and long-term objectives. While salary and bonus provide incentives to achieve short-term objectives, the Committee believes that the potential for equity ownership by management addresses the long-term objective of aligning management's and stockholders' interests in the enhancement of stockholder value.

         The Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of our annual and long-term performance goals, to provide competitive levels of compensation and to recognize individual initiative, achievement and length of service to us. The Committee does not assess these factors in a mechanical fashion, but rather relies on its business experience in making a subjective evaluation of the appropriate level and mix of compensation for each executive officer and key employee.

         The Committee evaluates our performance by reviewing period to period changes in such quantitative measures of performance as stock price, revenue, net income and earnings per share. The Committee also considers qualitative performance criteria such as the development of new business strategies and resources, improvements in customer satisfaction and cost management. Bonuses would be considered for executives for exemplary performance of their duties that is deemed to bring a significant benefit to our company.

         The Committee believes that we compete for executives not only with the companies comprising the Peer Group Index described below under the heading "Performance Graph" in this Proxy Statement but also with numerous other companies in the emergency response and environmental remediation industries that are actively seeking executives having the same type of skills and experience as our executives. The Committee has not made a statistical analysis of the compensation practices of these competitors, but tries to keep itself generally informed of such practices. The Committee believes that, notwithstanding the variety of compensation packages offered by these competitors which make objective comparisons difficult, the compensation paid by us to our executive officers and other key employees is above average, reflecting our relative size and desire to retain our current employees.

         The Committee also considers other subjective factors bearing on the appropriate compensation for each of our executive officers and other key employees, such as the length of an employee's service with us, which the Committee believes enhances the value of the employee to us. The Committee takes note of the individual initiative demonstrated by such officers and employees in the development and implementation of our business plan. Where appropriate, the Committee will consider the performance of our specific divisions or departments for which the employee has direct supervisory responsibility.

         When we identify a talented executive, we seek to secure his or her employment for a long term. For this reason, we have entered into an employment agreement with our chief executive officer which provides for a specified base salary and other compensation. The existence of this employment agreement establishes certain minimum salary and benefit levels for the covered employee during the term of such employee's agreement which may not be reduced by the Committee. The Committee is able, however, to apply its compensation philosophy at the time each such employment agreement is negotiated or renewed and in determining what, if any, additional compensation, including bonuses or issuances of stock or stock options, is appropriate beyond the minimums established by each employment agreement.

         The particular components of executive compensation employed by our company are discussed in greater detail below.

SALARIES

         Base salaries for our executive officers and other key employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Committee's compensation philosophy discussed above. No specific formula is applied in setting an employee's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the employee's total compensation package. The Committee believes that the base salaries paid by us should be maintained at levels at least competitive with those offered by companies with which we compete for executive talent in order to attract and retain executive officers and other key employees of the caliber that our company desires.


         The base salaries for our executive officers and other key employees may be reflected in the employment agreements negotiated by us with each such employee and, to that extent, are accordingly subject to formal review only at the time each such contract is entered into or renewed. The terms of the one existing employment agreement with our President and Chief Executive Officer is described in greater detail elsewhere in the Proxy Statement under the heading "Employment Agreement." The base salaries for our executive officers and other key employees who are not subject to employment agreements generally are evaluated annually. In evaluating the terms of employment agreements, the Committee considers each of the factors described above, without assigning any specific weight to such factors.

STOCK OPTION PLANS

         To promote our long-term objectives and encourage growth in stockholder value, options are granted to key executives who are in a position to make a substantial contribution to the long-term success of our company. The Committee believes that the executive officers should benefit together with stockholders as the stock increases in value. Stock options focus the executives' efforts on managing from the perspective of an owner with an equity stake in the business. Because we view stock option grants as a part of the executive officer's total annual compensation package, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

         During our fiscal year ended June 29, 2004, in light of our performance during fiscal 2004, stock options were granted only to one executive officer, our President and Chief Executive Officer. The Committee's philosophy is that stock options should be awarded to executive officers to promote long-term interests between such individuals and our stockholders and to assist in the retention of such individuals. As with the other components of executive compensation, the Committee does not apply any fixed formula to determine the appropriate number of options to grant to an executive but rather relies on its subjective judgment in applying the compensation philosophy described above. In order to avoid any adverse effect of our earnings or cash flow, the Committee has favored the granting of stock options over cash bonuses as a means of rewarding our executive officers and other key employees.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Committee applies the same factors in considering Michael O'Reilly's compensation that it applies to our other executive officers and key employees. Mr. O'Reilly's five-year employment agreement establishes his annual minimum base salary. The term of this employment agreement was automatically extended for an additional year through October 29, 2005. The Committee may reduce this base salary only at the time a new agreement is negotiated. Mr. O'Reilly's base salary was set at $260,000 pursuant to an amendment made in 1999 to his employment agreement. During our fiscal year ended July 2, 2002, Mr. O'Reilly's base salary was increased to $285,000. During our fiscal year ended June 29, 2004, Mr. O'Reilly's efforts contributed to our ability to broaden our customer base and take actions necessary to cut our expenses to be more in line with our revenues. Based upon our employment agreement with Michael O'Reilly, no bonus was accrued in our fiscal year ended June 29, 2004. Mr. O'Reilly's bonus is based on 2.5% of pretax income, as defined. In November 2003, the Committee granted Mr. O'Reilly a (a) four-year option to purchase 200,000 shares of our company's common stock at an exercise price of $0.22 per share and (b) five-year option to purchase 250,000 shares of our company's common stock at an exercise price of $0.34 per share. These options replaced options on similar terms which had recently expired. In granting these options, we considered it appropriate and necessary to maintain Mr. O'Reilly's equity incentive to continue to generate value for us.

OTHER ARRANGEMENTS

         In connection with two oral arrangements, the company leases (a) a condominium that Mr. O'Reilly beneficially owns for marketing purposes, paying the full carrying costs, including mortgage payments and (b) a forty-two foot custom Topaz boat that Mr. O'Reilly owns for work-related purposes. Pursuant to the condominium leasing arrangement, the company also performed damage mitigation and restoration services on the premises during the company's fiscal year ended June 29, 2004. Although the company has disclosed the payments made to Mr. O'Reilly pursuant to the condominium leasing arrangement as compensation for the fiscal year ended June 29, 2004, given evolving compensation disclosure practices and standards, the Compensation Committee does not believe that such payments constitute compensation under the company's Compensation Committee Charter given the company's use of the premises for marketing purposes. The Compensation Committee, however, has recommended to the company's board of directors that both oral leasing arrangements be reduced to written form, subject to annual board review and terminable annually upon 60 days' notice. The board of directors is considering this recommendation.

                                                  Anthony P. Towell
                                                  Dr. Kevin Phillips

PERFORMANCE GRAPH

         The following Performance Graph compares the total cumulative return (assuming dividends were to be reinvested) on our common stock during the five year period ended June 29, 2004 with the cumulative return on the Nasdaq Market Index and a Peer Group Index, assuming investment of $100 in our common stock, the Nasdaq Market Index and the Peer Group Index at July 1, 1999. The Peer Group consists of a representative group of companies whose common stock has been publicly traded during the five year period ended June 30, 2004, and each of which, like our company, engages in providing emergency response, environmental remediation services or waste removal.

         The Performance Graph below is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of the future stock performance. The Performance Graph in no way reflects our forecast of future stock price performance.

The Performance Graph below is presented in accordance with SEC requirements. Stockholder are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of the future stock performance. The Performance Graph in no way reflects our forecast of future stock price performance.

                                        7/6/1999     7/3/2000     7/3/0001     6/28/2002    7/8/2003     6/29/2004
Company/Index/Market
Windswept Environmental Group, Inc.     $100.00      $110.53      $104.71      $122.16      $ 69.81      $ 26.18
SIC Code Index                          $100.00      $ 39.95      $ 61.64      $ 51.56      $ 50.15      $ 65.19
Nasdaq Market Index                     $100.00      $150.47      $ 83.33      $ 56.52      $ 62.85      $ 79.93

                        Assumes $100 invested on July 6, 1999
                        Assumes Dividend Reinvested
                        Fiscal Year Ending June 29, 2004

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of June 29, 2004, concerning our company's equity compensation plans:

            EQUITY COMPENSATION PLAN INFORMATION AS OF JUNE 29, 2004

                                                   Number of                                    Number of Securities
                                                  Securities            Weighted-average      Remaining Available for
                                                 To Be Issued           Exercise Price of      Future Issuance Under
                                               Upon Exercise of            Outstanding            Plans (Excluding
                                              Outstanding Options,      Options, Warrants      Securities Reflected in
               Plan Category                  Warrants and Rights           and Rights                Column (a))
---------------------------------------   ---------------------------  ---------------------  ---------------------------
                                                      (a)                      (b)                       (c)
Equity compensation plans approved
  by security holders                              1,600,000                  $.18                    4,400,000

Equity compensation plans not
  approved by security holders                       100,000 (1)              $.11                    2,900,000

Total                                              1,700,000                  $.18                    7,300,000
-------------------

(1) Does not include individual grants of options and warrants to employees and non-employees to purchase up to 8,801,618 of our common stock, not as part of any general stock compensation plan. These options and warrants were all granted on or prior to October 29, 1999 and have terms ranging from 5 to 10 years, with exercise prices ranging from $.01 to $.40 per share. Some of these options vested immediately and some vest over time or upon the occurrence of specified events.

AUDIT COMMITTEE REPORT

         THE AUDIT COMMITTEE REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHALL NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OF OUR OTHER FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THE REPORT BY REFERENCE THEREIN.

         The audit committee has been established for the purpose of overseeing our accounting and financial reporting processes and the audits of our annual financial statements. During the past year, the Sarbanes-Oxley Act of 2002 added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees.

         Our audit committee consists of two members, each of whom is "independent" under the Nasdaq Marketplace Rules listing standards as currently in effect. None of the audit committee members is a current executive officer or employee of our company or any of its affiliates.

         The board of directors has adopted a written charter for the audit committee. The charter has been approved and adopted by the board and has been and will be reviewed and reassessed annually by the audit committee. The charter sets forth the responsibilities, authority and specific duties of the audit committee. The charter specifies, among other things, the structure and membership requirements of the audit committee, as well as the relationship of the audit committee to our independent accountants and management.

         As set forth in the audit committee charter, the audit committee is to assist the board in its general oversight of our financial reporting, internal controls and audit functions. Management is responsible for the preparation and integrity of our financial statements. The audit committee reviewed our audited financial statements for the year ended June 29, 2004, and met with both management and the independent auditors to discuss such financial statements. Management and the independent auditors have represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles. The audit committee meets each quarter with the independent auditors to review our interim financial results before the filing our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K.

         All services provided by our independent auditors are subject to the pre-approval of the audit committee. This includes audit services, audit-related services, tax services and other services. The audit committee has delegated to its individual members the authority to pre-approve non-audit services, and such pre-approvals are then communicated to the audit committee at its next meeting.

         The audit committee monitors the activities and performance of our auditors, including the audit scope, external audit fees, matters relating to auditor independence and non-audit related services. The audit committee received written disclosures from our independent auditors regarding their independence from us as required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors such auditors' independence with respect to all services that it rendered to us. The audit committee also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61.

         Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for our fiscal year ended June 29, 2004.

                                            Anthony P. Towell
                                            Dr. Kevin Phillips

NOMINATION PROCESS

         The board of directors has not appointed a standing nominating committee or adopted a formal nominating committee charter because the board of directors has determined that due to the size, make-up, independence, tenure and low turnover of the current board of directors, there would be limited benefit to us or our stockholders to do so. Currently, Anthony P. Towell. and Kevin Phillips, both of whom are independent directors, as defined by the Nasdaq Marketplace Rules, participate in the consideration of director-nominees.

         The board of directors has never received a recommendation from a stockholder as to a candidate for nomination to the board of directors and therefore has not previously formed a policy with respect to consideration of such a candidate. However, it is the board's intent to consider any stockholder nominees that may be put forth in the future. The board has not identified any specific, minimum qualifications or skills that it believes must be met by a nominee for director. It is the intent of the board to review from time to time the appropriate skills and characteristics of directors in the context of the current make-up of the board and the requirements and needs of our company at a given time. Given the current composition, stability and size of the board of directors of our company, the fact that all director-nominees are standing for re-election and that the board has received no nominee candidates from stockholders, the board has not considered other candidates for election at the upcoming annual meeting of stockholders.

         Stockholders wishing to nominate a candidate for consideration at the annual meeting of stockholders in 2005 should submit the nominee's name, affiliation and other pertinent information along with a statement as to why such person should be considered for nomination. Such nominations should (a) be addressed to the board of directors in care of the secretary of our company, (b) include the information required by our by-laws and (c) be received not less than ninety (90) days prior to the first anniversary of the date of the last meeting of stockholders of our company called for the election of directors.

COMMUNICATION BETWEEN STOCKHOLDERS AND THE BOARD OF DIRECTORS

         Stockholders wishing to communicate with members of the board of directors should send a letter to the secretary of our company with instructions as to which director(s) is to receive the communication. The secretary will forward the written communication to each member of the board of directors identified by the stockholder or, if no individual director is identified, to all members of the board of directors. Our company has not in the past required members of the board of directors to attend each annual meeting of stockholders because the formal meetings have been attended by very few stockholders, have generally been very brief and have been primarily procedural in nature. All of our company's directors, except Brian S. Blythe, John J. Bongiorno and Ronald B. Evans, however, attended the 2003 annual meeting of stockholders. The board will continue to monitor stockholder interest and attendance at future meetings and re-evaluate this policy as appropriate.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("Delaware Law") provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by such corporation.

         Our certificate of incorporation includes provisions eliminating the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty except, in accordance with Delaware Law,

             o for any breach of the director's duty of loyalty to us or our stockholders,
             o  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
             o  where the liability arises from an unlawful payment of a dividend or an unlawful stock purchase or redemption by us which was approved by the directors for whom liability is sought, or
             o with respect to any transaction from which the director derived an improper personal benefit.

         Our by-laws provide indemnification to our directors, officers, employees and agents, including indemnification against claims brought under state or Federal securities laws, to the full extent allowable under Delaware law. We also maintain directors and officers liability insurance, which insures against liabilities that our directors and officers may incur in such capacities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 5, 2004, we entered into an Account Receivable Finance Agreement with Spotless Plastics (USA), Inc. in order to increase our liquidity. As part of the agreement, Spotless is permitted to purchase any of our accounts receivable at a 15% discount to invoice prices, which our company believes is at least as favorable to it as would be available from an unaffiliated third-party, as may be adjusted by Spotless in it sole discretion. We pay varying monthly discount fees on purchased accounts receivable based upon invoice prices, and we
(a) manage purchased accounts receivable while remitting to Spotless any proceeds received and (b) bear any related litigation costs. As of June 29, 2004, Spotless had purchased an aggregate amount of our company's accounts receivable equaling $4,018,941 for an aggregate purchase price of $3,253,585. As of September 24, 2004, the last accounts receivable purchase made, Spotless had purchased an aggregate amount of our company's accounts receivable equaling $4,991,252 for an aggregate purchase price of $4,080,050.

       During our fiscal year ended June 29, 2004, Spotless charged us an administrative fee of $131,556, of which $144,443 (combined with previous unpaid administrative fees) remained unpaid as of June 29, 2004. This administrative fee includes the value of services provided by certain executive officers.

       We have an oral understanding with Michael O'Reilly pursuant to which we pay the full carrying costs, including mortgage payments, of a condominium that he beneficially owns and that we use for marketing purposes. The full carrying costs during our fiscal years ended June 29, 2004 was approximately $17,800. In connection with this arrangement, we also provided mitigation and restoration services valued at approximately $56,780 during such period.

       On November 16, 2001, we issued a promissory note in favor of Spotless with an original principal amount of $1,700,000, relating to previously borrowed funds bearing interest on LIBOR plus one percent, and amended our security agreement with Spotless, originally dated October 29, 1999, to secure such amounts under this promissory note. As of June 29, 2004, we owed Spotless $5,000,000 under this promissory note, and Spotless has indicated that, at the present time, it will not lend additional funds to us outside of the Account Receivable Finance Agreement. On September 10, 2004, we repaid accrued interest to Spotless through August 24, 2004 of approximately $151,000.

         On December 16, 1998, we entered into an operating lease arrangement with Michael O'Reilly, our President and Chief Executive Officer. Under this arrangement, which expired in December 2002 and has continued on a month-to-month basis thereafter, we lease a forty-two foot custom Topaz boat for monthly rental payments of $5,000. We are responsible for all taxes, insurance and repairs. The leasing arrangement was originally necessitated by a Marine Assistance Contract that expired on December 31, 2000, although the arrangement continues to provide us with our largest floating vessel capable of handling specialty equipment and facilitating an offshore support crew.

         At June 29, 2004, Dr. Kevin Phillips, a director of our company, directly held 650,000 shares of Series A Preferred. The Series A Preferred is convertible into common stock at the rate of one share of Common Stock for every one share of Series A Preferred. During our fiscal year ended June 29, 2004, we paid dividends of $19,500 to Dr. Phillips.

         We are required to pay quarterly dividends on our Series A Preferred Stock. Such dividends accrue from the initial date of issuance of the Series A Preferred Stock, are cumulative, and, if not paid when due, bear interest on the unpaid amount of the past due dividends at the prime rate published in The Wall Street Journal on the date the dividend was payable, plus 3%. If we fail to make four consecutive quarterly dividend payments on the Series A Preferred Stock, the majority in interest of the holders of the Series A Preferred Stock, which includes
Dr. Phillips, have the right to elect an additional director to our Board of Directors, to serve until such accrued and unpaid dividends have been paid in full. As of June 29, 2004, we were in arrears on our Series A Preferred dividend payment and interest thereon in the aggregate amount of approximately $39,000.

         During our fiscal year ended July 1, 2003, we repaid a $100,000 convertible note held by Anthony P. Towell, a director of our company. This note was issued in 1997, provided for interest at a rate equal to 12% per annum and was convertible at a rate of $.15 per share of common stock.

         Samuel Sadove, a former director of our company, performed consulting services for us. We paid him $24,385 and $46,926 for such services during our fiscal years ended June 29, 2004 and July 1, 2003, respectively.

         We believe that all transactions that we have entered into with our officers, directors and principal stockholders have been on terms no less favorable to us than those available from unrelated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the National Association of Securities Dealers ("NASD"). These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC and NASD. Based solely upon our review of the copies of all Forms 3, 4 and 5 and amendments to these forms, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to our fiscal year ended June 29, 2004, except that, due to clerical errors, Michael O'Reilly, Anthony Towell and Kevin Phillips failed to timely file Forms 4 with respect to our grants to them of options to purchase shares of our common stock under our 2001 Equity Incentive Plan.

CODE OF ETHICS

         We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Exchange Act. This Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions, of our company. Our Code of Ethics is publicly available on our website at http://www.tradewindsenvironmental.com/index.cfm?fuseaction=investors.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche, LLP acted as our independent auditors for the year ended June 29, 2004. We anticipate that a representative of Deloitte & Touche, LLP will be present at the annual meeting. The auditors' representative will have the opportunity to make a statement, if the auditors desire to do so, and will be available to respond to appropriate questions from stockholders.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

Deloitte & Touche LLP provided audit services for us for the fiscal years ended June 29, 2004 and July 1, 2003. The aggregate fees billed by Deloitte & Touche LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Qs were $147,750 and $142,508 for fiscal years ended June 29, 2004 and July 1, 2003, respectively.

AUDIT-RELATED FEES

The aggregate fees billed in each of the fiscal years ended June 29, 2004 and July 1, 2003 for assurance and related services by Deloitte & Touche LLP, that are reasonably related to the audit or review of our company's financial statements and that were not covered in the Audit Fees disclosure above, were $0 and $0, respectively.

TAX FEES

There were no fees billed for the fiscal years ended June 29, 2004 and July 1, 2003 for any professional tax advice or tax planning services rendered by Deloitte & Touche LLP.

ALL OTHER FEES

There were no fees billed for the fiscal years ended June 29, 2004 and July 1, 2003 for professional services rendered by Deloitte & Touche LLP for all other services not disclosed above.

AUDIT COMMITTEE PRE-APPROVAL

Our Audit Committee pre-approved our engagement of Deloitte & Touche LLP to act as our independent auditor for the fiscal years ended June 29, 2004 and July 1, 2003. Our Audit Committee pre-approved Deloitte & Touche LLP to provide the audit and audit related services described above, which represented 100% of the total fees we paid Deloitte & Touche LLP for the fiscal years ended June 29, 2004 and July 1, 2003. Our independent auditors performed all work only with its full time permanent employees.


                                  ANNUAL REPORT

         A copy of our Annual Report on Form 10-K for the fiscal year ended June 29, 2004 is being mailed with this proxy statement to all stockholders as of the Record Date.


                            MISCELLANEOUS INFORMATION

OTHER BUSINESS

         As of the date of this proxy statement, our board of directors does not know of any business other than specified above to come before the annual meeting, but, if any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

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COST OF SOLICITING PROXIES

         We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our common stock held of record by such persons, and we may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

STOCKHOLDER PROPOSALS

         Stockholder proposals with respect to our next annual meeting of stockholders must be received by us at our corporate headquarters no later than July 1, 2005 to be considered for inclusion in our proxy statement for our 2004 annual meeting of stockholders. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in such proxy statement.

         For any proposal that is not submitted for inclusion in our proxy statement for our 2005 annual meeting of stockholders, but is instead sought to be presented directly at such annual meeting, the proxies named in our form of proxy for such meeting will be entitled to exercise discretionary authority on that proposal if we:

             o receive notice of the proposal before the close of business on September 15, 2005 and advise our stockholders in our proxy statement for our 2004 annual meeting of stockholders about the nature of the matter and how management intends to vote on such matter, or
             o do not receive notice of the proposal prior to the close of business on September 15, 2005.

         Notices of intention to present proposals at the 2005 annual meeting of stockholders should be addressed to our Secretary at our corporate headquarters located at 100 Sweeneydale Avenue, Bay Shore, New York 11706.

                                        By Order of the Board of Directors,


November 10, 2004                       Michael O'Reilly,
Bay Shore, New York                     President and Chief Executive Officer

WINDSWEPT ENVIRONMENTAL GROUP, INC.

         The undersigned hereby appoints Michael O'Reilly and Charles L. Kelly, Jr., or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the stock of the undersigned in WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (the "Company"), at our Annual Meeting of Stockholders scheduled to be held on December 6, 2004 and any adjournments or postponements thereof.

         The Board of Directors recommends a vote FOR the following proposals.

1. Election of the following nominees as directors, as set forth in our proxy statement:

                                 Michael O'Reilly          Charles L. Kelly, Jr.
                                 Peter A. Wilson           Brian S. Blythe
                                 John J. Bongiorno         Ronald B. Evans
                                 Anthony P. Towell         Dr. Kevin Phillips


         [ ] FOR the nominees listed above
         [ ] WITHHOLD authority to vote for all nominees
         [ ] Withhold authority to vote for the following individual nominees:

           ----------------------------------------------------------
                                  [Print Name]

2. Upon such other business as may properly come before the meeting or any adjournment thereof.


THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES, AS SET FORTH ABOVE. RECEIPT OF OUR COMPANY'S PROXY STATEMENT, DATED NOVEMBER 10, 2004, IS HEREBY ACKNOWLEDGED.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE



                 [L.S.]                     [L.S.]    Dated: _____________, 2004
-----------------       --------------------



(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)